MCNAB CREEK GOLD CORP.

Incorporated under the

Company Act (British Columbia)

Promissory Note

(the “Loan”)

MCNAB CREEK GOLD CORP. (hereinafter called the “Company”) for $10,000.00 received hereby promises to deliver to KENNETH TOWNSEND residing at 2028 West 53rd Avenue, Vancouver, BC, V6P 1L4 (herein referred to as the “Holder”) on January 9, 2006 (the “Due Date”), on presentation and surrender of this Promissory Note, the sum of $10,000.00 in lawful money of Canada at the head office of the Company, at  Suite 1220, 789 West Pender Street, in the City of Vancouver, in the province of British Columbia; and a interest at a rate of 8% on the principal amount of the loan.

The Company shall maintain its head office in Vancouver, British Columbia a register of the names and addresses of Promissory Notes of the Company and the particulars of the Promissory Notes held by them respectively.

The Company has executed this Promissory Note as of the 9th day of January, 2004.

MCNAB CREEK GOLD CORP.

Per:

/s/Kenneth Townsend

Kenneth Townsend,

MCNAB CREEK GOLD CORP.

Incorporated under the

Company Act (British Columbia)

Promissory Note

(the “Loan”)

MCNAB CREEK GOLD CORP. (hereinafter called the “Company”) for $20,000.00 received hereby promises to deliver to KENNETH TOWNSEND residing at 2028 West 53rd Avenue, Vancouver, BC, V6P 1L4 (herein referred to as the “Holder”) on March 19, 2006 (the “Due Date”), on presentation and surrender of this Promissory Note, the sum of $20,000.00 in lawful money of Canada at the head office of the Company, at  Suite 1220, 789 West Pender Street, in the City of Vancouver, in the province of British Columbia; and a interest at a rate of 8% on the principal amount of the loan.

The Company shall maintain its head office in Vancouver, British Columbia a register of the names and addresses of Promissory Notes of the Company and the particulars of the Promissory Notes held by them respectively.

The Company has executed this Promissory Note as of the 19th day of March, 2004.

MCNAB CREEK GOLD CORP.

Per:

/s/Kenneth Townsend

Kenneth Townsend,